                                                                    EXHIBIT 12.1

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends Intermedia Communications

                                                                                                 PRO FORMA
                                                                                                   YEAR       SIX MONTHS ENDED
                                                             YEARS ENDED DECEMBER 31,              ENDED          JUNE 30,
                                                   -------------------------------------------  DECEMBER 31,  ----------------
                                                    1992    1993     1994      1995      1996    1996(3)       1996       1997
                                                   ---------------------------------------------------------------------------
Loss before extraordinary items                     (235)  (2,074)  (3,067)  (19,157)  (57,198)  (102,008)   (21,137)  (57,053)
Income tax benefit                                     0        0                (97)        0          0
                                                   ---------------------------------------------------------------------------
Loss before income taxes                            (235)  (2,074)  (3,067)  (19,254)  (57,198)  (102,008)   (21,137)  (57,053)
                                                   ===========================================================================

Fixed charges:
  Interest expensed                                1,031      844    1,219    13,355    35,213     36,779     13,405    22,206
  Capitalized interest                               120      213      257       677     2,780      2,780        792     1,556
  Amortization of deferred financing costs            67       78       69       412     1,252      1,252        406       770
  Estimated interest factor on operating leases      275      313      200       428     1,598      1,909        558     1,510
  Dividends on redeemable preferred stock(1)         267       --       --        --               44,330         --    13,223
                                                   ---------------------------------------------------------------------------
Total fixed charges                                1,760    1,448    1,745    14,872    40,843     87,050     15,161    39,265
                                                   ===========================================================================

Earnings:
  Loss before income tax                            (235)  (2,074)  (3,067)  (19,157)  (57,198)  (102,008)   (21,137)  (57,053)
  Fixed charges excluding capitalized interest     1,373    1,235    1,488    14,195    38,063     39,940     14,369    24,486
                                                   ---------------------------------------------------------------------------
Total earnings                                     1,138     (839)  (1,579)   (4,962)  (19,135)   (62,068)    (6,768)  (32,567)
                                                   ---------------------------------------------------------------------------

Ratio of earnings to fixed charges                  0.65    (0.58)   (0.90)    (0.33)    (0.47)     (0.71)     (0.45)    (0.83)
                                                   ===========================================================================

Insufficiency of earnings to cover fixed charge     622     2,287    3,324    19,834    59,978    149,118     21,929    71,832
                                                   ===========================================================================

                                                                            PRO FORMA AS ADJUSTED
                                                               ------------------------------------------------
                                                                 PREFERRED STOCK(4)            NOTES(5)
                                                    PRO FORMA  ------------------------------------------------
                                                   SIX MONTHS     YEAR      SIX MONTHS     YEAR      SIX MONTHS
                                                      ENDED       ENDED        ENDED       ENDED        ENDED
                                                     JUNE 30,  DECEMBER 31,   JUNE 30,  DECEMBER 31,   JUNE 30,
                                                     1997(3)       1996        1997         1996         1997
                                                 --------------------------------------------------------------
Loss before extraordinary items                    (89,837)     (102,008)     (89,837)    (124,251)    (100,325)
Income tax benefit
                                                 --------------------------------------------------------------
Loss before income taxes                           (89,837)     (102,008)     (89,837)    (124,251)    (100,325)
                                                 ==============================================================

Fixed charges:
  Interest expensed                                 22,990        36,779       22,990      58,528        33,271
  Capitalized interest                               1,556         2,780        1,556       2,780         1,556
  Amortization of deferred financing costs             770         1,252          770       1,666           997
  Estimated interest factor on operating leases      1,510         1,909        1,510       1,909         1,510
  Dividends on redeemable preferred stock(1)        22,165        56,406       28,203      44,330        22,165
                                                 --------------------------------------------------------------
Total fixed charges                                 48,991        99,126       55,029     109,213        59,479
                                                 ==============================================================

Earnings:
  Loss before income tax                           (89,837)     (102,008)     (89,837)   (124,251)     (100,325)
  Fixed charges excluding capitalized interest      25,270        39,940       25,270      62,103        35,758
                                                 --------------------------------------------------------------
Total earnings                                     (64,567)      (62,068)     (64,567)    (62,148)      (64,567)
                                                 --------------------------------------------------------------

Ratio of earnings to fixed charges                   (1.32)        (0.63)       (1.17)      (0.57)        (1.09)
                                                 ==============================================================

Insufficiency of earnings to cover fixed charge    113,558       161,194      119,596     171,361       124,046
                                                 ==============================================================

                                                      PREFERRED STOCK
                                                        AND NOTES(6)
                                                  ------------------------
                                                      YEAR      SIX MONTHS
                                                      ENDED        ENDED
                                                   DECEMBER 31,   JUNE 30,
                                                       1996         1997
--------------------------------------------------------------------------
Loss before extraordinary items                     (124,251)    (100,325)
Income tax benefit
                                                 -------------------------
Loss before income taxes                            (124,251)    (100,325)
                                                 =========================

Fixed charges:
  Interest expensed                                   58,528       33,271
  Capitalized interest                                 2,780        1,556
  Amortization of deferred financing costs             1,666          977
  Estimated interest factor on operating leases        1,909        1,510
  Dividends on redeemable preferred stock(1)          56,406       28,203
                                                 ------------------------
Total fixed charges                                  121,289       65,517
                                                 ========================

Earnings:
  Loss before income tax                            (124,251)    (100,325)
  Fixed charges excluding capitalized interest        62,103       35,758
                                                 ------------------------
Total earnings                                       (62,148)     (64,567)
                                                 ------------------------

Ratio of earnings to fixed charges                     (0.51)       (0.99)
                                                 ========================

Insufficiency of earnings to cover fixed charge      183,437      130,084
                                                 ========================


(1) Dividends on preferred stock are not grossed up for the income tax effect because the Company has not recorded income tax expense for any of the periods presented.

(2) This column includes the historical information for the Company as well as pro forma adjustments to reflect the acquisitions of EMI Communications, Inc., Net Solve Incorporated, Universal Telecom, Inc. and DIGEX as if they had occurred on January 1, 1996.

(3) This column includes the historical information for the Company as well as pro forma adjustments to reflect the acquisition of DIGEX as if it had occurred on January 1, 1997.

(4)   These columns include the pro forma information described in Notes (3) and
      (4) and the effects of the Company issuing $172,500 of preferred stock with dividends at the rate of 7% at the beginning of the respective periods.

(5)   These columns include the pro forma information described in Notes (3) and
      (4) and the effects of the Company issuing $374,785 of notes bearing 11-1/4% interest and defeasing the 13-1/2% Notes at the beginning of the respective periods. These columns do not reflect the extraordinary loss on early extinguishment of debt of $46,054.

(6)   These columns include the pro forma information described in Notes (3) and
      (4) and the effects of the Company (i) issuing $172,500 of preferred stock with dividends at the rate of 7%, (ii) issuing $374,785 of notes bearing interest at 11-1/4%, and (iii) defeasing the 13-1/2% Notes at the beginning of the respective periods. These columns do not reflect the extraordinary loss on early extinguishment of debt of $46,054.